UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of The Washington Post Company (the “Company”), originally filed with the Securities and Exchange Commission on May 16, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future shareholder non-binding advisory votes on the executive compensation of the Company. No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2011, the Company reported in its Initial Filing that a majority of Class A shareholders entitled to vote at the 2011 Annual Meeting of Shareholders had voted to recommend, on a non-binding advisory basis, an annual frequency for future shareholder votes on the executive compensation of the Company.

On June 9, 2011, the Company’s Board of Directors determined that the Company will hold future shareholder advisory votes on executive compensation on an annual basis until the next vote on the frequency of such votes is conducted or until the Board of Directors determines that a different frequency for such votes is in the best interests of the shareholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date: August 29, 2011	/s/ Veronica Dillon
(Signature)
Veronica Dillon
Senior Vice President, Secretary and General Counsel